SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, DC  20549



                                FORM 8-A


        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                    Charter Power Systems, Inc.
       (Exact Name of Registrant as Specified in its Charter)


           Delaware                              13-3314599
(State of Incorporation or Organization)     (I.R.S. Employer
                                             Identification no.)

  1400 Union Meeting Road, Blue Bell, PA             19422
 (Address of principal executive offices)          (Zip Code)


If this Form relates to the        If this Form relates to the
registration of a class of         registration of a class of
debt securities and is effective   debt securities and is to
upon filing pursuant to            become effective
General Instruction A(c)(1)        simultaneously with the
please check the following box.    effectiveness of a concurrent
  [ ]                              registration statement under
                                   the Securities Act A(c)(2)
                                   please check the following
                                   box.
                                      [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

  Title of Each Class              Name of Each Exchange on
  to be so Registered              Which Each Class is to be
                                   Registered

Common Stock, par value $.01       New York Stock Exchange, Inc.
per share



Securities to be registered pursuant to Section 12(g) of the Act:

                               None

                         (Title of class)



Item 1.   Description of Registrant's Securities to be
          Registered.

     See "Description of Capital Stock" in the Company's
     Registration Statement on Form S-3 (Registration No. 33-
     62907) filed with the Securities and Exchange Commission, which information is hereby incorporated herein by reference.


Item 2.   Exhibits: The following exhibits have been or will be
                    filed with the New York Stock Exchange, Inc.
                    as part of the Company's Listing Application:



          1. The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1996, as amended by the Company's Annual Report on Form 10-K/A for the fiscal year ended January 31, 1996 (as amended, the "10-K").

          2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1996.

          3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 1996.

          4. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1996.

          5.   The Company's Current Report on Form 8-K, dated
               February 22, 1996, as amended by the Company's
               Current Report on Form 8-K/A, dated May 7, 1996.

          6.   The Company's Current Report on Form 8-K, dated
               March 27, 1996, as amended by the Company's
               Current Report on Form 8-K/A, dated May 15, 1996.

          7. The Company's definitive proxy statement relating to its annual meeting held on July 25, 1996.

          8.   The Company's Restated Certificate of
               Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's
               Registration Statement on Form S-1, No. 33-10889).

          9. By-laws of the Company, as amended (incorporated by reference to the 10-K).

          10. Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Company's
               Registration Statement on Form S-1, No. 33-10889).

          11. The Company's Annual Report to Stockholders for the fiscal year ended January 31, 1996.





                         SIGNATURE



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                              Charter Power Systems, Inc.
                                        (Registrant)



Date:  December 7, 1996       By:  /s/ Alfred Weber
                                   Name: Alfred Weber
                                   Title: Chairman, President and
                                          Chief Executive Officer